Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934AND
18 U.S.C. SECTION 1350

In connection with the Annual Report of New World Brands, Inc. (the Company) on Form 10-KSB/A for the year ended May 31, 2003 as filed with the Securities and Exchange Commission on the date therein specified (the Report), the undersigned, Allen Salzman, Chief Executive Officer of the Company, and Marvin Ribotsky, Chairman of the Board and Vice President of the Company, each certify pursuant to 18 U.S.C. Section 1350, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of New World Brands, Inc.

Date: November 20, 2003 Date: November 20, 2003	By /s/ Allen Salzman Allen Salzman Chief Executive Officer (principal executive officer) By /s/ Marvin Ribotsky Marvin Ribotsky Chairman of the Board and Vice President (principal financial officer)